Press Release

Panasonic and deltathree Collaborate to Offer GLOBARANGE, a New and Easy-to-Use Hybrid Cordless Phone

Panasonic Communications Company and joip, deltathree’s newly formed consumer brand, have partnered to offer GLOBARANGE phones, combining traditional landline and cutting edge VoIP technology

New York — March 13, 2007— deltathree, Inc. (NASDAQ: DDDC), a leading provider of Voice over Internet Protocol (VoIP) solutions worldwide, and Panasonic Communications Co., Ltd., a subsidiary of Matsushita Electric Industrial Co. (NYSE: MC), and the world leader in consumer cordless phones, announced today that joip, deltathree’s newly formed consumer brand, will be the exclusive VoIP service provider for Panasonic’s GLOBARANGE series of hybrid 2-line cordless phones. Through joip’s VoIP offering and Panasonic’s consumer electronics expertise, the two companies aim to create a global community by providing free calling between joip-enabled GLOBARANGE phones in all regions of the world.* A webcast detailing joip’s innovative service will be held today, March 13, 2007, at 1:00 P.M. Eastern Time at the investor relations page of deltathree's corporate website (www.deltathree.com).

For the webcast, please visit: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72861&eventID=1496515.

GLOBARANGE phones are hybrid 2-line 5.8GHz and DECT** cordless phones, supporting both landline and joip-powered VoIP services. The phones allow calls to be made and received via both the VoIP line and a regular landline connection from any of its expandable cordless handsets. This innovative phone provides a solution for consumers who want to enjoy the best of both worlds: the traditional landline phone and VoIP. Consumers can maximize the benefits of VoIP service, including free and low-cost calls as well as advanced features, without the hassle of being tied to a computer or the need for an external adaptor. At the same time, they maintain their current landline service and traditional phone user experience.

joip will power VoIP capability for GLOBARANGE phones without any software downloads or complicated setup procedures. With joip, GLOBARANGE users are given unlimited free calls to and from any other GLOBARANGE user worldwide with no service contract. The only requirement is broadband internet connection through a router. joip also allows GLOBARANGE users to make calls to landline and cellular phone numbers at extremely competitive rates, while enjoying the most advanced features of VoIP technology.

joip offers a vast range of unique, affordable add-on features for GLOBARANGE phone users, such as ringtones, text messaging, the joip community directory, call forwarding to multiple numbers, advanced do not disturb options and voice message notification via e-mail. joip’s inexpensive and user-friendly online management tools offer access to view and update GLOBARANGE phonebooks, call record details and more. joip also provides GLOBARANGE users with its advanced SoftPhone that acts as a virtual handset to make and receive calls through any computer, at home or while traveling.

“Panasonic is very excited to introduce consumers to our best technology working with deltathree,” stated Nobuharu Akamine, Panasonic Communications Company’s Managing Corporate Officer, “GLOBARANGE phones will make this innovative and attractive communication service available to customers worldwide.”

“In so many ways, joip revolutionizes the traditional methods of telecommunications,” stated Shimmy Zimels, deltathree’s President and CEO. “Through the joip-enabled GLOBARANGE phone, the benefits of VoIP are being made widely available with no need to give up the old landline or use a PC. It’s as easy as buying and using any new Panasonic phone.”

deltathree’s Consumer Group Director, Tomer Treves, stated, “The familiar and user-friendly experience offered by joip, coupled with Panasonic’s vast distribution channel, creates a far-reaching foundation for the development of a global joip-enabled GLOBARANGE community.”

GLOBARANGE phones feature Call Waiting, Caller ID, handset speakerphones, handset expandability, a large, easy-to-read three-line backlit LCD, and a tri-color incoming call-status indicator light. GLOBARANGE phones will be available this summer.

For more information on joip services, including an extensive list of all features and details on how to participate in the beta-phase testing process, please visit www.joip.com.

For more information on Panasonic’s GLOBARANGE phones, please visit http://globarange.com.

About joip
joip, the newly formed consumer brand of deltathree, Inc., powers the Voice over IP (VoIP) service of Panasonic’s GLOBARANGE hybrid phone. With joip, GLOBARANGE users get the best of VoIP technology, with access to the world’s premier network for free peer-to-peer calling and premium services. Bridging the divide between conventional methods and innovative inroads, joip is committed to giving customers an optimal quality phone experience with the advanced features of VoIP technology. For more information on joip, please visit www.joip.com.

About Panasonic Communications Co., Ltd. (PCC)
Panasonic Communications Co., Ltd. is a wholly owned subsidiary of Osaka, Japan-based Matsushita Electric Industrial Co., Ltd. The company specializes in development, manufacturing and sales in the fixed-line communications equipment areas of operation, including document related equipment and the provision of network and system services and solutions. For more information, please visit the Panasonic Communications Web site at http://panasonic.co.jp/pcc/en/. For more information on Matsushita Electric and Panasonic, visit http://panasonic.net.

About deltathree
Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the direct-to-consumer channel. deltathree’s advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree’s Consumer Group consists of the award-winning iConnectHere direct-to-consumer offering and joip, the premiere network for peer-to-peer VoIP calling.

For more information about deltathree please visit: www.deltathree.com.

Forward Looking Statements

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

deltathree/joip Media Relations Contact:	deltathree/joip Investor Relations
Contact:
Susan Park	Erik Knettel
deltathree, Inc.	The Global Consulting Group
+ 1 (212) 500-4836	+ 1 (646) 284-9415
pr@deltathree.com	ir@deltathree.com

Panasonic Editorial Contacts:
Akira Kadota
International PR, Matsushita Electric
Tel: + (81) 3-3578-1237 Fax: + (81) 3- 3436-6766

Panasonic News Bureau
Tel: + (81) 3-3542-6205 Fax: + (81) 3-3542-9018

MeeJin Annan-Brady
Panasonic
Tel: + 1 (201) 392-6124

*GLOBARANGE phones will initially be made available in the USA, Canada, Brazil, Mexico, Australia, Hong Kong, the United Kingdom, Ireland, Spain, Germany, Austria and Russia. Free joip service offered to calls between GLOBARANGE phones.

**Telephone specifications will vary in each country.